UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2023

MIMEDX GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	001-35887	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct., NE, Marietta GA 30062

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 651-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MDXG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2023, MiMedx Group, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) has appointed Joseph H. Capper to serve as Chief Executive Officer of the Company, effective on January 27, 2023. Mr. Capper will also be appointed to the Board of Directors effective on the commencement of his employment with the Company. Also on January 30, 2023, the Company announced that K. Todd Newton will step down and cease to serve as Interim Chief Executive Officer of the Company, also effective on January 27, 2023, but will remain on the Board.

Mr. Capper, age 59, has nearly 30 years of MedTech and Life Sciences experience. He was most recently the CEO of BioTelemetry, Inc. and prior to joining BioTelemetry in 2010, Mr. Capper served as President and CEO of both Home Diagnostics and CCS Medical. Mr. Capper brings with him a wealth of commercial experience, having held several leadership roles earlier in his career during the decade he spent with Bayer AG. Additionally, Mr. Capper was an officer in the U.S. Navy serving with distinction as a naval aviator. Mr. Capper has served on the board of directors of Neuronetics, Inc. since January 1, 2023. He received his undergraduate degree in Accounting from West Chester University and MBA in International Finance from George Washington University.

The Company has entered into a Letter Agreement with Mr. Capper, pursuant to which it agreed to provide Mr. Capper with the following compensation in connection with his service as Chief Executive Officer: (i) an annual salary of $750,000, (ii) an annual bonus opportunity of 100% of base salary, which may be earned based on the achievement of Company financial targets and individual objectives as determined by the Board, (iii) 3,300,000 performance stock units (“PSUs”) and a non-qualified stock option (“Option”) for 3,600,000 shares of the Company’s common stock, as a material inducement to his hiring as Chief Executive Officer, pursuant to the terms described below and applicable award agreements. Mr. Capper may be eligible to participate in the Company’s stock incentive program beginning in 2025, subject to Board approval.

The PSUs will vest over a four year performance period ending December 31, 2026 based upon the achievement of specified performance conditions, subject to Mr. Capper’s continued employment except in the case of Mr. Capper’s death or disability. Vesting of PSUs will accelerate upon a deemed termination of employment without Cause upon a Change in Control of the Company occurring prior to the end of the performance period and while Mr. Capper is in continuous service as follows: If Mr. Capper has been in the Company’s employment for at least one year prior to the Change in Control, the PSUs will vest, measured at target (or actual performance, if higher), and if Mr. Capper has been employed for less than one year the PSUs will vest pro-rata based on the number of days employed in relation to the performance period, measured at target (or actual performance, if higher).

The Option will vest over a four year period ending January 31, 2027 based upon the achievement of share price performance goals, and subject to Mr. Capper’s continued employment 25% each year of the performance period. Vesting of the Option will accelerate upon a Change in Control of the Company, to the extent actual performance was achieved, subject to the recipient’s continued employment on the Change in Control (except if Mr. Capper’s employment is terminated without Cause or for Good Reason within three months prior to the Change in Control) as follows: if Mr. Capper has been in the Company’s employment for at least one year prior to the Change in Control, the Option will vest measured at actual performance, and if Mr. Capper has been employed for less than one year the Option will vest pro-rata based on the number of days employed in relation to the performance period, measured at actual performance. In the event Mr. Capper’s employment is terminated by the Company without Cause or Mr. Capper terminates his employment for Good Reason, the Option will become vested and exercisable to the extent the share price performance goals were attained during Mr. Capper’s employment. The Option includes a one year post-termination exercise period, to the extent vested, and will expire on February 1, 2030.

The Company also entered into a Key Employee Retention Agreement with Mr. Capper, pursuant to which separation benefits would be payable in the event his employment is involuntarily terminated by the Company without Cause or by him for Good Reason, as such terms are defined in the Key Employee Retention Agreement, in which case, the separation benefits are in the amount of two times his base salary and target bonus. In addition Mr. Capper would receive either benefit continuation for a period of 24 months, or a cash payment equal to the cost of such benefit continuation. Payment of severance is contingent upon the Company’s receipt of an effective agreed-upon form of release of claims.

Mr. Capper has also agreed to the Company’s standard senior executive restrictive covenants, including confidentiality and non-solicitation, non-competition and assignment of employee inventions.

There is no arrangement or understanding between Mr. Capper and any other person pursuant to which Mr. Capper was selected as an officer or director. There are no family relationships between Mr. Capper and any of our directors or executive officers. Mr. Capper has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

The foregoing summaries of the Letter Agreement, the Key Employee Retention Agreement, the Performance Stock Unit Agreement, and the Nonqualified Stock Option Agreement do not purport to be complete descriptions of those agreements and are qualified in their entirety by reference to the full text of each of the Letter Agreement, the Key Employee Retention Agreement, the Performance Stock Unit Agreement, and the Nonqualified Stock Option Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release dated January 30, 2022, relating to the announcement described in Item 5.02, is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Letter Agreement

10.2	Key Employee Retention Agreement

10.3	Performance Stock Unit Agreement

10.4	Nonqualified Stock Option Agreement

99.1	Press release dated January 30, 2023

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

January 30, 2023	By:	/s/ William F. Hulse IV
William F. Hulse IV,
General Counsel and Chief Administrative Officer